FOR IMMEDIATE RELEASE:                       CONTACT:

VALHI, INC.                                  Joseph S. Compofelice
Three Lincoln Centre                         Executive Vice President
5430 LBJ Freeway                             (214) 450-4259
Dallas, Texas   75240-2697
(214)  233-1700





                      VALHI DECLARES QUARTERLY DIVIDEND AND
                        HOLDS ANNUAL STOCKHOLDERS MEETING


     DALLAS, TEXAS . . . May 9, 1995 . . . Valhi, Inc. (NYSE:VHI) announced today that its Board of Directors has declared a regular quarterly dividend of three cents ($.03) per share on its common stock, payable June 30, 1995, to stockholders of record at the close of business June 21, 1995.

     Valhi also announced that five Directors of the Company were elected for terms of one year at its Annual Stockholders Meeting held today. The Directors of the Company are: Norman S. Edelcup; Kenneth R. Ferris; Glenn R. Simmons; Harold C. Simmons and J. Walter Tucker, Jr.

     Valhi, Inc., headquartered in Dallas, Texas, is engaged in the chemicals, refined sugar, building products and other industries.